Exhibit 10.21

OPENWAVE SYSTEMS INC.
1995 STOCK PLAN

RESTRICTED STOCK PURCHASE AGREEMENT
BETWEEN THE COMPANY AND EXECUTIVE OFFICERS OF THE COMPANY
LISTED ON EXHIBIT A

Openwave Systems Inc. (the “Company”) wishes to sell to you, and you wish to purchase, shares of Common Stock from the Company, pursuant to the provisions of the Company’s 1995 Stock Plan (the “Plan”).

Therefore, pursuant to the terms of the Restricted Stock Award Grant Notice (“Grant Notice”) and this Restricted Stock Purchase Agreement (“Agreement”) (collectively, the “ Award”), the Company grants you the right to purchase the number of restricted shares of Common Stock indicated in the Grant Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.  Agreement to Purchase.    You hereby agree to purchase from the Company, and the Company hereby agrees to sell to you, the aggregate number of restricted shares of Common Stock (the “Restricted Shares”) specified in your Grant Notice at the specified Purchase Price per share. You may not purchase less than the aggregate number of Restricted Shares specified in the Grant Notice.

2   Closing.    The purchase and sale of the Restricted Shares shall be consummated as follows:

(a)  You may purchase the Restricted Shares by delivering the Total Purchase Price specified in your Grant Notice to the Treasurer of the Company, or to such other person as the Company may designate, during regular business hours, on the Closing Date specified in the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) provided, however, that the closing date shall be no later than 30 days from the grant of the Award, along with such additional documents as the Company may then require.

(b)  You agree to execute three (3) copies of the Assignment Separate From Certificate (with date and number of shares blank) in the form attached to the Grant Notice as Attachment III and to execute Joint Escrow Instructions in the form attached to the Grant Notice as Attachment IV and to deliver the same to the Company on the Closing Date, along with the certificate or certificates evidencing the shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions (or alternatively, have the shares held in electronic form in an account by the Company’s stock transfer agent or other designee, subject to the restrictions).

(c)  [NOT AVAILABLE FOR OFFICERS OR DIRECTORS] If payment is to be made in whole or in part by promissory note, you agree to execute a Promissory Note in the form of Attachment [    ] to the Grant Notice and to execute a pledge agreement in the form of Attachment [    ] to the Grant Notice (the “Pledge Agreement”) and to deliver the same to the

Company on the Closing Date, along with the certificate or certificates evidencing the shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

3.  Method of Payment.    Payment of the Purchase Price may be made as follows:

(a)  In cash or by check.

(b)  By delivery of already-owned shares of Common Stock that either have been held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or were not acquired, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise as determined by the Company. “Delivery” for these purposes shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not pay for the shares by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)  Pursuant to the following deferred payment alternative or other similar arrangement, at the discretion of the Board:

(i)  Not less than one hundred percent (100%) of the aggregate Purchase Price, plus accrued interest, shall be due [four (4)] years from date of purchase or, at the Company’s election, upon termination of your Continuous Service.

(ii)  Interest shall be compounded and be payable at least annually and shall be charged at a market rate of interest that is necessary to avoid accounting for the Award as variable under Generally Accepted Accounting Principles.

(iii)  Payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall be made in cash and not by deferred payment.

(iv)  You shall be personally liable for the repayment of all principle and interest (i.e., your indebtedness shall be full recourse indebtedness). You shall have the right to prepay some or all of your indebtedness without penalty. In addition, the Company shall be entitled to offset any amounts payable to you whether for salary, bonus, commission, accrued vacation pay, reimbursement of expenses, or otherwise against any amounts of principal or interest overdue hereunder or any collection costs. You shall be responsible for all collection costs and reasonable attorney fees incurred by the Company in successfully enforcing its rights to collect any such overdue amounts.

4.  Vesting.    Subject to the limitations contained herein, the shares you purchase will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your employment or service with the Company and its Subsidiaries and Affiliates (“Termination”).

5.  Number of Shares and Purchase Price.    The number of shares subject to your Award and your Purchase Price may be adjusted from time to time for changes in capitalization, as provided in the Plan.

6.    Securities Law Compliance.    You will not be issued any shares under your Award unless the shares are either (a) then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.    Repurchase Option.

(a)  The Company shall, simultaneously with your voluntary or involuntary Termination for any reason (including death or Disability), have the right to reacquire for your original Purchase Price as specified in the Grant Notice all or a portion of the Restricted Shares that have not yet vested in accordance with the Vesting Schedule on the Grant Notice (the “Repurchase Option”).

(b)  The Company shall pay for the reacquired unvested Restricted Shares in cash or by cancellation of purchase money indebtedness within ninety (90) days after the termination of your Continuous Service.

(c)  The shares issued under your Award shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as Attachment IV.

(d)  Subject to the provisions of your Award, you shall exercise all rights and privileges of a shareholder of the Company with respect to the shares deposited in escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Repurchase Option.

(e)  If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Award shall be immediately subject to the Repurchase Option with the same force and effect as the shares subject to this Repurchase Option immediately before such event.

(f)  If at any time during the term of the Repurchase Option, there occurs: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of other securities, cash or otherwise; or (4) any other capital reorganization in which at least fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then: (i) if there will be no successor to the Company, the Company shall have the right to apply its Repurchase Option as to all or any portion of the shares then subject to the Repurchase Option set forth above to the same extent as if Purchaser’s Termination had occurred on the date preceding the date of consummation of said event or transaction, or (ii) if there will be a successor to the Company, the Company shall assign its Repurchase Option to any successor of the Company, and the Repurchase Option shall apply in the event of Purchaser’s Termination with such successor on the same basis as set forth above in Section 7(a). In that case, references herein to the “Company” shall be deemed to refer to such successor. In addition, such successor may elect at the time of the assignment to purchase all, but not less than all, of the unvested Restricted Shares held by you in the manner described in Section 7(b) at the then current Fair Market Value of the Company’s Common Stock (or the security into which such Common Stock has been converted), and the Repurchase Option shall thereupon immediately lapse as to all such shares.

8.    Restrictive Legends.    All certificates issued under your Award shall be endorsed with appropriate legends determined by the Company.

9.    Transferability.    The right to acquire the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

10.    Award Not A Service Contract.    Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11.    Withholding Obligations.

(a)  At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

(b)  Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

12.    Tax Consequences.    Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Shares. THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

Unless the Grantee makes a Section 83(b) election as described below, the Grantee shall recognize ordinary income at the time or times the restrictions lapse with respect to the Restricted Shares that have been released from the restricted period in an amount equal to the the fair market value of such shares on each such date and the Company shall be required to collect all the applicable withholding taxes with respect to such income. The obligations of the

Company under the Plan are conditioned on your making arrangements for the payment of any such taxes.

13.  Section 83(B) Election.    The Grantee hereby acknowledges that he has been informed that, with respect to the grant of Restricted Shares, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days after the date the shares pursuant to the Award are purchased, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed currently on the fair market value of the Restricted Shares on the date of purchase.

IF THE GRANTEE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(B) OF THE CODE, THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

BY SIGNING THIS AGREEMENT, THE GRANTEE REPRESENTS THAT HE HAS REVIEWED WITH HIS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE GRANTEE UNDERSTANDS AND AGREES THAT HE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

14.  Notices.    Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15.  Miscellaneous.

(a)  The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)  You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

16.  Governing Plan Document.    Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

Attachment I

Restricted Stock Purchase Grant Notice

Openwave Systems Inc.
1995 Stock Plan
Restricted Stock Purchase Grant Notice

Openwave Systems Inc. (the “Company”), pursuant to its 1995 Stock Plan (the “Plan”), hereby grants to Participant the right to purchase the number of restricted shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Purchase Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:
Grant Date:
Vesting Commencement Date:
Number of Restricted Shares:
Purchase Price (Per Share):
Total Purchase Price:
Closing Date:

Vesting Schedule:	[Insert vesting schedule].

Payment:	By one or a combination of the following items (described in the Restricted Stock Purchase Agreement):

By cash or check
[By delivery of already-owned shares]
[By deferred payment if legally permissible1]

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Purchase Agreement and the Plan. Participant agrees to accept as binding, conclusive and final, all decisions or interpretations of the Administrator upon any questions arising under this Grant Notice, the Restricted Stock Purchase Agreement and the Plan. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Restricted Stock Purchase Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company under the Plan and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

OPENWAVE SYSTEMS INC.	PARTICIPANTS

By:

Signature	Signature
Title:	Date:

Date:

ATTACHMENTS:	Restricted Stock Purchase Agreement, 1995 Stock Plan, form of Assignment Separate from Certificate and form of Joint Escrow Instructions.

1	Loans to executive officers and directors are prohibited under Section 402 of the Sarbanes-Oxley Act of 2002.

Attachment II

Openwave Systems Inc. 1995 Stock Plan

Attachment III

Form of Assignment Separate from Certificate

ASSIGNMENT SEPARATE FROM CERTIFICATE

For value received and pursuant to that certain Restricted Stock Award Grant Notice and Restricted Stock Purchase Agreement (the “Award”), [Participant’s Name] hereby sells, assigns and transfers to Openwave Systems Inc., a Delaware corporation (“Corporation”), or its assignee,                                          (                ) shares of the Common Stock of the Assignee, standing in the undersigned’s name on the books of said corporation represented by Certificate No.              herewith, or the securities into which such shares of the Corporation’s Common Stock have been converted under the terms of the Award, and do hereby irrevocably constitute and appoint                                          as attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Corporation issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Corporation’s Repurchase Option under the Award.

Dated:

Signature:
[Participant’s Name]

[Instruction:    Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its Purchase Option set forth in the Award without requiring additional signatures on your part.]

Attachment IV

Form of Joint Escrow Instructions

JOINT ESCROW INSTRUCTIONS

[date]

Corporate Treasurer
Openwave Systems Inc.
1400 Seaport Boulevard
Redwood City, California 94063

Dear Sir/Madam:

As Escrow Agent for both Openwave Systems Inc., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Grant Notice (the “Grant Notice”), dated              to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions:

1.    In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.    At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3.    Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Grant Notice. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4.    This escrow shall terminate upon the earlier of a) vesting of the shares or (b) return of the shares to the Company.

5.    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6.    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.    You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice or any documents or papers deposited or called for hereunder.

10.    You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.    You shall be entitled to employ such legal counsel and other experts as you may deem necessary to advise properly you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Treasurer of the Company or if you shall resign by written notice to each party. In the event of any such termination, your successor as Treasurer of the Company shall become the successor Escrow Agent or the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

13.    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three business days after deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed

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to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

COMPANY:	Openwave Systems Inc. 1400 Seaport Boulevard Redwood City, California 94063 Attn: General Counsel

RECIPIENT:

ESCROW AGENT:	[Company Name] [address] Attn: Corporate Treasurer

16.    By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice.

17.    This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice and these Joint Escrow Instructions in whole or in part.

Very truly yours,

OPENWAVE SYSTEMS INC.

By:
Name:
Title:

RECIPIENT

[Participant’s Name]

ESCROW AGENT

[Escrow Agent’s Name]

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EXHIBIT A

RESTRICTED STOCK PURCHASE GRANTS UNDER THE OPENWAVE SYSTEMS INC.
1995 STOCK PLAN HAVE BEEN MADE TO THE FOLLOWING EXECUTIVE
OFFICERS OF THE COMPANY

Participant	Grant Date	Number of Restricted Shares	Purchase Price	Vesting Schedule
Alan Black	7/20/01	30,000	$0.00	15,000 shares on 7/20/02, 15,000 shares on 7/20/03
Michael Mulica	7/20/01	30,000	$0.00	15,000 shares on 7/20/02, 15,000 shares on 7/20/03